Exhibit 99.3
FOR IMMEDIATE RELEASE

CONTACT:	Christine Pietryla, Pietryla Enterprises/Public Relations
	(312) 612-0283	E-mail: cpietryla@pietryla.com
SERVIDYNE AGREES TO BE ACQUIRED BY SCIENTIFIC
CONSERVATION, INC.
ATLANTA — June 27, 2011 — SERVIDYNE, INC. (NASDAQ: SERV), an energy efficiency and demand response company, today announced that it has entered into an agreement to be acquired by Scientific Conservation Inc. (SCI) for $3.50 per share in an all-cash transaction.
The acquisition is subject to Servidyne, Inc. shareholder approvals and other customary closing conditions, and is currently expected to be completed in Servidyne’s second fiscal quarter ending October 31, 2011. Following the sale, Servidyne will no longer be a publicly-traded company, and its shares will cease to be traded on the NASDAQ Global Market.
“We are pleased that this agreement recognizes the value of Servidyne’s expertise, relationships, technologies and solutions, while providing our stockholders with an attractive cash premium for their investment,” said Alan R. Abrams, Chairman and CEO of Servidyne.
Servidyne and SCI have industry-leading engineering and technology expertise in energy efficiency, demand response, building maintenance management and building controls. The acquisition is expected to strengthen and enhance customer value.
Servidyne’s financial advisor is Ladenburg Thalmann & Co. Inc. and its legal advisor is Kilpatrick Townsend & Stockton LLP. SCI’s financial advisor is Roth Capital Partners, LLC and its legal advisor is Cooley LLP.
About Servidyne
Servidyne, Inc. is headquartered in Atlanta, Georgia, and operates globally through its wholly—owned subsidiaries. The Company provides comprehensive energy efficiency and demand response solutions, sustainability programs, and other products and services that significantly enhance the operating and financial performance of existing buildings. Servidyne enables its customers to cut energy consumption and realize immediate cost savings across their portfolios, while reducing greenhouse gas emissions and improving the comfort and satisfaction of their buildings’ occupants. The Company serves a broad range of markets in the United States and internationally, including owners and operators of corporate, commercial office, hospitality, gaming, retail, light industrial, distribution, healthcare, government, multi-family and education facilities, as well as energy services companies and public and investor-owned utilities. For more information, please visit www.servidyne.com or call 770-933-4200.
About Scientific Conservation Inc.
Scientific Conservation Inc., (SCI) a leading provider of energy efficiency solutions via predictive diagnostics and analytics for the $5 billion commercial building market. The company’s suite of energy management solutions uses the industry’s first software-as-a-service (SaaS) platform to help reduce annual energy spending by comparing predicted energy and system efficiencies against real-time operation. The company’s headquarters are in San Francisco, CA, with its technology center in Atlanta, GA. For more information, visit www.scientificconservation.com.

ADDITIONAL INFORMATION ON THE MERGER AND WHERE TO FIND IT
     This press release does not constitute a solicitation of any vote or approval. In connection with the proposed merger, Servidyne, Inc. will file a proxy statement with the SEC, and deliver the definitive proxy statement to its shareholders. Servidyne shareholders are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information about the merger. The proxy statement and other documents Servidyne files with the SEC will be available free of charge at the SEC’s web site (www.sec.gov) or from Servidyne’s website (www.servidyne.com) under the tab “Investor Relations” and then under the heading “All SEC Filings”. Free copies of Servidyne’s filings also may be obtained by directing a request to investorrelations@servidyne.com.
     Servidyne and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from Servidyne’s shareholders with respect to the proposed transaction. Information about the directors and executive officers of Servidyne is included in its definitive proxy statement for its 2010 annual meeting of shareholders filed with the SEC on July 28, 2010. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other documents to be filed with the SEC in connection with the proposed merger.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
     Certain statements contained or incorporated by reference in this press release, including without limitation, statements containing the words “believe,” “anticipate,” “estimate,” “expect,” “plan,” “project,” “forecast,” “should,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements included in this press release include, without limitation, statements regarding the expected closing of the proposed transaction, which projections are subject to the risk of nonsatisfaction of closing conditions, among other risks. Forward-looking statements involve known and unknown risks, uncertainties, and other matters which may cause the actual results, performance, or achievements of Servidyne to be materially different from any future results, performance, or uncertainties expressed or implied by such forward-looking statements. Factors affecting forward-looking statements in this release include, without limitation, the factors identified under the caption “Risk Factors” in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2011, as such factors may be updated from time to time by subsequent Servidyne SEC reports. Servidyne does not undertake to update these forward-looking statements.
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